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DPL Inc. Announces Tender Offer for up to $280 Million of Its 6.50% Senior Notes due 2016

Dayton, Ohio, September 3, 2014 – DPL Inc. (“DPL”) announced today a tender offer to purchase for cash up to $280 million in aggregate principal amount (the “Maximum Tender Amount”) of its outstanding 6.50% Senior Notes due 2016 (the “Securities”). The tender offer is being made upon, and is subject to, the terms and conditions set forth in the Offer to Purchase, dated September 3, 2014 (the “Offer to Purchase”) and the related Letter of Transmittal.

The following table sets forth some of the terms of the tender offer, which are more fully set forth in the Offer to Purchase and Letter of Transmittal:

Title of Security	CUSIP Number	Principal Amount Outstanding	Maximum Tender Amount	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Tender Premium(1)	Hypothetical Total Consideration(1)(2)
6.50% Senior Notes due 2016	256882 AB7	$430,000,000	$280,000,000	0.50% due August 31, 2016	PX1	+125	$50.00	$1,094.13
(1)	Per $1,000 principal amount of Securities validly tendered.
(2)

Based upon a Reference Yield (as defined in the Offer to Purchase) of 0.528%  as of 1:00 p.m., New York City time, on September 2, 2014 and the resulting Tender Offer Yield (as defined in the Offer to Purchase) of 1.778%; includes the Early Tender Premium (as defined below) and excludes accrued and unpaid interest.

DPL reserves the right, but is under no obligation, to increase the Maximum Tender Amount at any time, subject to compliance with applicable law. If holders of Securities validly tender Securities in an aggregate principal amount in excess of the Maximum Tender Amount, DPL will accept for purchase an amount of Securities equal to such Maximum Tender Amount and will pay holders of such validly tendered Securities in accordance with the proration procedures set forth in the Offer to Purchase.

The tender offer will expire at 11:59 p.m. New York City time on September 30, 2014 (such date and time, as it may be extended, the “Expiration Date”), unless extended or earlier terminated. Holders of Securities that are validly tendered at or prior to 5:00 p.m. New York City time on September 16, 2014 (such date and time, as it may be extended, the “Early Tender Date”) and accepted for purchase will receive the Total Consideration (as defined below and in the Offer to Purchase), which includes the early tender premium (the “Early Tender Premium”) set forth in the table above. Holders tendering Securities after the Early Tender Date but before the Expiration Date will be eligible to receive only the Tender Offer Consideration (as defined in the Offer to Purchase), which will equal the Total Consideration less the Early Tender Premium. No tenders submitted after the Expiration Date will be valid.

The settlement date for Securities validly tendered on or before the Expiration Date will occur promptly following the Expiration Date, assuming that the Expiration Date is not extended. DPL will pay accrued and unpaid interest from and including the last interest payment date applicable to the Securities up to, but not including, the settlement date for Securities accepted for purchase.

Tendered Securities may be withdrawn from the tender offer at or prior to 5:00 p.m. New York City time on September 16, 2014 (such date and time, as it may be extended, the “Withdrawal Deadline”). Holders of Securities who validly tender their Securities after the Withdrawal Deadline but before the Expiration Date may not withdraw their Securities except in the limited circumstances described in the Offer to Purchase.

The “Total Consideration” for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Date and accepted for purchase pursuant to the tender offer will be determined by reference to the fixed spread specified in the table above for the Securities over the yield based on the bid-side price of the U.S. Treasury Security specified in the table above, as calculated by BofA Merrill Lynch at 1:00 p.m. New York City time on September 16, 2014. The Total Consideration includes the Early Tender Premium.

The tender offer is conditioned upon the satisfaction of certain conditions, including a financing condition, a minimum tender condition and other general conditions (each as described in the Offer to Purchase). Subject to applicable law, DPL may also terminate the tender offer at any time before the Expiration Date in its sole discretion.

DPL has retained BofA Merrill Lynch to serve as Dealer Manager for the tender offer. D.F. King & Co., Inc. has been retained to serve as the Information Agent and Tender Agent for the tender offer. Questions regarding the tender offer may be directed to BofA Merrill Lynch at (888) 292-0070 (Toll-Free) or (980) 387-3907 (Collect). Requests for the Offer to Purchase, Letter of Transmittal and related tender offer materials may be directed to D.F. King & Co., Inc. at (212) 269-5550 or toll free at (800) 431-9643 or email dpl@dfking.com.  You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance.

DPL is making the tender offer only by, and pursuant to, the terms of the Offer to Purchase and Letter of Transmittal. None of DPL, its board of directors, the Dealer Manager, the Information Agent or the Tender Agent makes any recommendation as to whether holders should tender or refrain from tendering their Securities. Holders must make their own decision as to whether to tender Securities and, if so, the principal amount of the Securities to tender. The tender offer is not being made to holders of Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed to be made on behalf of DPL by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Offer to Purchase, Letter of Transmittal and related tender offer materials.

About DPL

DPL is a diversified regional energy company that serves retail customers in West Central Ohio and Illinois through its subsidiaries. DPL’s principal subsidiaries include The Dayton Power and Light Company (“DP&L”); DPL Energy, LLC (“DPLE”); and DPL Energy Resources, Inc. (“DPLER”), which also does business as DP&L Energy. DP&L, a regulated electric utility, provides service to over 515,000 customers in West Central Ohio; DPLE engages in the operation of peaking generation facilities; and DPLER is a competitive retail electric supplier. DPL, through its subsidiaries, owns and operates approximately 3,500 megawatts of generation capacity, of which 2,500 megawatts are coal-fired units and 1,000 megawatts are natural gas and diesel peaking units.

Forward Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in this press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance, financial position and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions. Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond DPL’s control, including but not limited to the risks and other factors discussed in the Offer to Purchase, Letter of Transmittal and related tender offer materials (including the information incorporated by reference therein) and DPL’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made. DPL disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. If DPL does update one or more forward-looking statements, no inference should be made that DPL will make additional updates with respect to those or other forward-looking statements.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and many are beyond DPL’s control. See “Risk Factors” in DPL’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission and incorporated by reference into the Offer to Purchase for a more detailed discussion of the foregoing and certain other factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating DPL’s outlook.

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